                                 Form # 796-40
                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
            Corporate Sponsored Variable Universal Life Illustration



                            LIFE INSURANCE PROPOSAL

                         Prepared for: Sample Executive
                         Male, Issue Age 45, NonSmoker
                         Issue Class: Full Underwriting
                              Issue State: Kansas


                              Coverage Information

Initial Base Policy Face Amount                                        $ 500,000
Initial Term Rider Amount                                                     $0
                                                                              --
Initial Total Death Benefit                                            $ 500,000

Death Benefit Option                                          Level for 99 Years

                          Initial Premium Information

Premium Payment Mode                                                      Annual

Initial Total Premium                                                  $5,933.13

                               Other Assumptions

Assumed Gross Return:                                                      8.00%
Assumed Net Return:                                                        6.45%

       Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current prospectus, and is not valid unless all pages are attached. THE PURPOSE OF THE ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF
 THE UNDERLYING INVESTMENT ACCOUNTS COULD AFFECT THE POLICY CASH VALUE AND DEATH
         BENEFIT. THE ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED
                   TO PROJECT OR PREDICT INVESTMENT RESULTS.
    THE INVESTMENT RATES OF RETURN SHOWN ARE ILLUSTRATIVE ONLY AND ARE BASED
  ON A HYPOTHETICAL LEVEL ANNUAL RATE OF RETURN. EVEN IF YOUR AVERAGE RATE OF RETURN IS THE SAME AS THE HYPOTHETICAL RATE, YOUR ACTUAL RESULTS WILL DIFFER
   DUE TO ANNUAL FLUCTUATIONS ABOVE OR BELOW THE HYPOTHETICAL AVERAGE RATE OF RETURN. ASSUMED NET RETURN REFLECTS FEES AND CHARGES ASSOCIATED BASED ON AN
UNWEIGHTED AVERAGE OF CHARGES AND FUNDS. THE ASSUMED NET RETURN WILL VARY BASED
                         ON ACTUAL PREMIUM ALLOCATIONS.


                                 Presented by:
                           Registered Representative
                                  123 Main St
                               Anywhere, KS 44444
                                 (111) 555-5555


Version ISP 30.2.5 3.07Feb           Prepared on 04/02/2001         Page 1 of 5

                                Form # 796-40
               NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
           Corporate Sponsored Variable Universal Life Illustration



Prepared for: Sample Executive                                                                      Base Policy Face Amount: $500000
Male,45,NonSmoker                                                                                      Initial Term Rider Amount: $0
Full Underwriting                                                                           Death Benefit Option: Level for 99 years
Issued in: Kansas                                                                                       Cash Value Accumulation Test


                                                       Guaranteed Policy Charges                         Current Policy Charges
                                       ---------------------------------------------------------      ----------------------------
                                          +Assuming Hypothetical       *Assuming Hypothetical            Assuming Hypothetical
                                        Annual Investment Return of  Annual Investment Return of      Annual Investment Return of
                                         0.00% Gross (-1.63% Net)      8.00% Gross (6.24% Net)         8.00% Gross (6.45% Net)
                                       ----------------------------  ---------------------------      ----------------------------

       Age
       Beg.           Policy  Premiums          Cash                          Cash                            Cash
        of    Gross   Loans &  Accum'd Cash   Surrender   Death     Cash    Surrender    Death        Cash   Surrender     Death
Year   Year  Premium withdrls   at 5%  Value+  Value+   Benefit+   Value*    Value*    Benefit*     Value**   Value**    Benefit**
-----  ----  ------- -------- -------- ------ -------- --------- --------   -------    --------     -------   -------    ---------
    1   45    5933        0     6230   3,044   1,579    500,000    3,376     1,911     500,000        5,031     3,566    500,000
    2   46    5933        0    12771   5,877   4,412    500,000    6,796     5,331     500,000       10,249     8,784    500,000
    3   47    5933        0    19639   8,503   7,038    500,000   10,266     8,801     500,000       15,719    14,254    500,000
    4   48    5933        0    28851  10,858   9,403    500,000   13,731    12,266     500,000       21,436    19,971    500,000
    5   49    5933        0    34424  12,977  11,512    500,000   17,195    15,730     500,000       27,418    25,953    500,000
    6   50    5933        0    42374  14,834  13,664    500,000   20,661    19,491     500,000       33,671    32,501    500,000
    7   51    5933        0    50723  16,388  15,508    500,000   24,074    23,194     500,000       40,186    39,306    500,000
    8   52    5933        0    59489  17,585  17,000    500,000   27,376    26,791     500,000       46,795    46,210    500,000
    9   53    5933        0    68693  18,430  18,135    500,000   30,564    30,269     500,000       53,842    53,547    500,000
   10   54    5933        0    78358  18,870  18,870    500,000   33,576    33,576     500,000       61,352    61,352    500,000
            ------   ------
Total        59331        0

   11   55    5933        0    88505  18,852  18,852    500,000   36,348    36,348     500,000       69,647    69,647    500,000
   12   56    5933        0    99160  18,377  18,377    500,000   38,868    38,868     500,000       78,239    78,239    500,000
   13   57    5933        0   110348  17,392  17,392    500,000   41,065    41,065     500,000       87,151    87,151    500,000
   14   58    5933        0   122095  15,894  15,894    500,000   42,920    42,920     500,000       96,367    96,367    500,000
   15   59    5933        0   134430  13,826  13,826    500,000   44,354    44,354     500,000      105,921   105,921    500,000
   16   60    5933        0   147381  11,125  11,125    500,000   45,281    45,281     500,000      115,961   115,961    500,000
   17   61    5933        0   160980   7,668   7,668    500,000   45,551    45,551     500,000      126,516   126,516    500,000
   18   62    5933        0   175259   3,384   3,384    500,000   45,055    45,055     500,000      137,629   137,629    500,000
   19   63    5933        0   190251       0       0          0   43,615    43,615     500,000      149,322   149,322    500,000
   20   64    5933        0   205994       0       0          0   41,088    41,088     500,000      161,644   161,644    500,000
            ------   ------
Total       118663        0

   21   65       0        0   218294       0       0          0   31,230    31,230     500,000      168,625   168,625    500,000
   22   66       0        0   227108       0       0          0   19,238    19,238     500,000      175,884   175,884    500,000
   23   67       0        0   238464       0       0          0    4,790     4,790     500,000      183,436   183,436    500,000
   24   68       0        0   250387       0       0          0        0         0           0      191,301   191,301    500,000
   25   69       0        0   282906       0       0          0        0         0           0      199,427   199,427    500,000
   26   70       0        0   276051       0       0          0        0         0           0      207,798   207,798    500,000
   27   71       0        0   289854       0       0          0        0         0           0      216,342   216,342    500,000
   28   72       0        0   304347       0       0          0        0         0           0      225,052   225,052    500,000
   29   73       0        0   319564       0       0          0        0         0           0      233,913   233,913    500,000
   30   74       0        0   335542       0       0          0        0         0           0      242,916   242,916    500,000
            ------   ------
Total       118663        0

   31   75       0        0   352319       0       0          0        0         0           0      252,044   252,044    500,000
   32   76       0        0   369935       0       0          0        0         0           0      261,286   261,286    500,000
   33   77       0        0   388432       0       0          0        0         0           0      270,634   270,634    500,000
   34   78       0        0   407854       0       0          0        0         0           0      280,070   280,070    500,000
   35   79       0        0   428246       0       0          0        0         0           0      289,584   289,584    500,000
   36   80       0        0   449659       0       0          0        0         0           0      299,266   299,266    500,000
   37   81       0        0   472142       0       0          0        0         0           0      309,132   309,132    500,000
   38   82       0        0   495749       0       0          0        0         0           0      319,209   319,209    500,000
   39   83       0        0   520536       0       0          0        0         0           0      329,535   329,535    500,000
   40   84       0        0   546563       0       0          0        0         0           0      340,174   340,174    500,000
            ------   ------
Total       118663        0







This Policy, as illustrated, has been checked for all years and is not a modified endowment. Any future premium, face amount or rider changes could affect this.

Issued by New York Life Insurance and Annuity Corporation (a Delaware Corporation) and distributed by NYLIFE Distributors Inc.

THIS ILLUSTRATION IS NOT VALID WITHOUT EXPLANATION AND FOOTNOTE PAGE

+ This policy will lapse in year 19 under these assumptions.

* This policy will lapse in year 24 under these assumptions.

Prepared by: Registered Representative
Version ISP 30.2.5 3.07Feb             Prepared on 04/02/2001        Page 2 of 5

                                  Form #796-40
                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
            Corporate Sponsored Variable Universal Life Illustration


Prepared for: Sample Executive                 Base Policy Face Amount: $500000
Male,45,NonSmoker                                 Initial Term Rider Amount: $0
Full Underwriting                      Death Benefit Option: Level for 99 years
Issued in: Kansas                                  Cash Value Accumulation Test

                                                          Guaranteed Policy Charges                       Current Policy Charges
                                            ---------------------------------------------------------   ---------------------------
                                              +Assuming Hypothetical        *Assuming Hypothetical       **Assuming Hypothetical
                                             Annual Investment Return of  Annual Investment Return of   Annual Investment Return of
                                              0.00% Gross (-1.63% Net)      8.00% Gross (6.24% Net)      8.00% Gross (6.45% Net)
                                            ----------------------------  ---------------------------   ---------------------------
      Age
      Beg.              Policy     Premiums            Cash                        Cash                          Cash
      Of       Gross   Loans &     Accum'd    Cash   Surrender   Death    Cash    Surrender   Death    Cash    Surrender    Death
Year  Year    Premium  Withhdrls    at 5%     Value+  Value+    Benefit+  Value*   Value*    Benefit*  Value**   Value**   Benefit**
----  ----    -------  ---------     ----     ------  ------    --------  -----    -----     -------   -----     -----     -------
41     85          0         0       573891       0        0         0       0         0          0   351,195   351,195    500,000
42     86          0         0       602588       0        0         0       0         0          0   362,720   362,720    500,000
43     87          0         0       632715       0        0         0       0         0          0   374,904   374,904    500,000
44     88          0         0       664351       0        0         0       0         0          0   388,102   388,102    500,000
45     89          0         0       697568       0        0         0       0         0          0   402,542   402,542    500,000
46     90          0         0       732447       0        0         0       0         0          0   417,628   417,628    500,000
47     91          0         0       769069       0        0         0       0         0          0   434,009   434,009    500,000
48     92          0         0       807522       0        0         0       0         0          0   452,613   452,613    500,000
49     93          0         0       847899       0        0         0       0         0          0   474,723   474,723    510,305
50     94          0         0       890293       0        0         0       0         0          0   501,937   501,937    522,015
             -------   -------
Total         118663         0












This Policy, as illustrated, has been checked for all years and is not a modified endowment. Any future premium, face amount or rider changes could affect this.

Issued by New York Life Insurance and Annuity Corporation (a Delaware Corporation) and distributed by NYLIFE Distributors Inc.

THIS ILLUSTRATION IS NOT VALID WITHOUT EXPLANATION AND FOOTNOTE PAGE

+ This policy will lapse in year 19 under these assumptions.
* This policy will lapse in year 24 under these assumptions.

Prepared by: Registered Representative
Version ISP 30.2.5 3.07Feb              Prepared on 04/02/2001      Page 3 of 5

                         EXPLANATION AND FOOTNOTE PAGE

This illustration relates to a corporate sponsored variable universal life insurance policy ("Policy") offered by New York Life Insurance and Annuity Corporation ("NYLIAC"). The Policy provides insurance protection for group or sponsored arrangements. Group arrangements include those in which a trustee or an employee, for example, purchases Policies covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Policies to its employees or retirees on an individual basis. The Policy offers flexible premium payments, a choice of two death benefit options, loan privileges, increases and decreases to the Policy's face amount of insurance and a choice of funding options, including a guaranteed interest option and eighteen variable investment options.

This illustration of Policy values is not a part of the Policy and does not constitute a contract. It must be preceded or accompanied by the current Corporate Sponsored Variable Universal Life prospectus.

This illustration shows the cash values, cash surrender values and death benefits of a Policy. THIS ILLUSTRATION SHOWS THE EFFECTS ON THOSE POLICY VALUES USING THE ASSUMPTIONS DETERMINED BY YOU AND YOUR NEW YORK LIFE REGISTERED REPRESENTATIVE AS TO THE INVESTMENT RATE OF RETURN, PREMIUM PAYMENTS, DEATH BENEFIT OPTION, FACE AMOUNT, POLICY TRANSACTIONS AND POLICY CHANGES. THE VALUE COULD BE AFFECTED BY INCREASING, DECREASING OR MAKING UNPLANNED PREMIUM PAYMENTS, OR BY LOAN OR PARTIAL WITHDRAWAL OR BY TRANSFER AMONG PREMIUM ALLOCATION ALTERNATIVES. The illustrated cash value and death benefits are end of the policy year values. The cash surrender value is the accumulated cash value less the surrender charges applicable through year 9. The amount of Policy proceeds payable depends upon the terms of the Policy, including any riders.

The Policy allows net premiums to be allocated to any combination of the various Separate Account Investment Divisions and the Fixed Account. THE POLICY ALSO ALLOWS TRANSFERS AMONG THE VARIOUS INVESTMENT DIVISIONS AND/OR FIXED ACCOUNT. However, transfers from the Fixed Account are limited. See the prospectus for more details. This illustration does not show policy values allocated to the Fixed Account.

The initial premium payment under the Policy is allocated in its entirety to the General Account until twenty days after the Policy's date of issue and is then allocated to the Investment Divisions of the Separate Account and the Fixed Account in accordance with the policyowner's election. Amounts shown will vary based on this factor.

The hypothetical investment rates of return shown above are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and depend on a number of factors, including the investment allocations made by a policyowner and the investment experience of each portfolio. The death benefit, cash values and cash surrender values would differ if the actual rates of return fluctuated above or below the average rate of return shown in individual policy years even though the average was achieved over time, or if partial withdrawals or loans not shown above were taken. THE DURATION OF COVERAGE, THE AMOUNT OF ANY VARIABLE LIFE INSURANCE BENEFIT OR CASH VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. No representation can be made by NYLIAC, the Separate Account or the underlying Funds that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

The illustrated return on the Separate Account cumulative value assumes THAT UNDERLYING PORTFOLIO FUND CHARGES FOR EACH INVESTMENT DIVISION ARE AN UNWEIGHTED AVERAGE OF CHARGES OF EACH FUND IN WHICH THE SEPARATE ACCOUNT INVESTMENT DIVISIONS INVEST.

The illustrated values reflect the deduction of charges made against the underlying portfolios which correspond to the Investment Divisions specified on page 1 under Assumed Premium Allocations. The illustrated values also reflect a sales expense charge of 2.25% of each premium (4.5% maximum), a premium tax of 2.00% of each premium, a Federal Tax charge of 1.25% of each premium, current monthly cost of insurance charges, current annual contract charges of $90 (guaranteed annual charge of $108) applied monthly. The illustrated values also reflect a separate mortality and expense risk charge of 0.7% years 1 - 10 and 0.3% thereafter (0.9% guaranteed maximum) of the average daily net asset value on an annual basis which is made against all amounts in the Separate Account. See your prospectus for further details and information on other charges made against the underlying portfolios. Separate Account values are not guaranteed either as to principal or interest.


Issued by New York Life Insurance and Annuity Corporation (a Delaware Corporation) and distributed by NYLIFE Distributors Inc.



Prepared by: Registered Representative
Version ISP 30.2.5 3.07Feb                Prepared on 04/02/2001     Page 4 of 5

                         EXPLANATION AND FOOTNOTE PAGE


Under current federal law, this policy will qualify as a life insurance policy under the cash value accumulation test.

This policy as illustrated has been checked for all years and is not a modified endowment. Any future premium, face amount or rider changes could affect this.

This illustration is not to be relied upon for tax advice. Please consult your tax and legal advisors. The Tax Status of the policy as it applies to the policyowner SHOULD BE REVIEWED EACH YEAR.

Initial Seven Pay (MEC) Premium:                                     $ 28,163.03
Initial Target Premium:                                               $ 4,500.00















Issued by New York Life Insurance and Annuity Corporation (a Delaware Corporation) and distributed by NYLIFE Distributors Inc.


Prepared by: Registered Representative
Version ISP 30.2.5 3.07Feb             Prepared on 04/02/2001        Page 5 of 5